SECURITIES AND EXCHANGE COMAMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2009

(Exact name of registrant as specified in its charter)

Nevada	000-52051	87-0579824
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

The Mint Leasing, Inc.
323 N. Loop West
Houston, Texas 77008
 (Address of principal executive offices)

(713) 665-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On or around August 3, 2009, The Mint Leasing Inc., a Nevada corporation (collectively with its subsidiaries, the “Company,” “we,” and “us”) entered into a Loan Agreement with Moody National Bank (“Moody” and the “Moody Loan”).  Pursuant to the Moody Loan, Moody agreed to loan the Company up to an aggregate of $10,000,000 pursuant to a revolving line of credit, subject to the limitations described below.

The Company entered into a Revolving Line of Credit Promissory Note (the “Moody Note”) with Moody to evidence amounts borrowed pursuant to the Moody Loan.  Amounts borrowed under the Moody Loan bear interest at the prime rate as reported by Moody from time to time, plus 1% per annum, subject to a floor of 6% per annum.  Any amounts borrowed pursuant to the Moody Loan are due and payable on December 31, 2009.

Additionally, Jerry Parish, the Company’s Chief Executive Officer and Director, Victor Garcia, our Director, and Mint Texas jointly and severally agreed to guaranty the repayment of the Moody Loan pursuant to individual Guaranty Agreements entered into in favor of Moody in connection with the Moody Loan. The amount outstanding under the Moody Loan is secured by a security interest in any leases made with such funds and the underlying vehicles.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On or around August 3, 2009, the Company entered into the Moody Loan and related documents with Moody as described in greater detail above under “Item 1.01. Entry Into A Material Definitive Agreement.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MINT LEASING, INC.

Date: August 4, 2009	By: /s/ Jerry Parish
Jerry Parish President & CEO